Registration No. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                            ----------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ---------------

                       THE DUN & BRADSTREET CORPORATION
            (Exact name of Registrant as specified in its charter)

               Delaware                              13-3998945
   (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                    Number)

                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
  (Address, including zip code, of Registrant's principal executive office)

     The Dun & Bradstreet Corporation 1999 Employee Stock Purchase Plan
                          (Full title of the Plan)
                          ------------------------
                               Nancy L. Henry
                Senior Vice President and Chief Legal Counsel
                      The Dun & Bradstreet Corporation
                            One Diamond Hill Road
                            Murray Hill, NJ 07974
                               (908) 665-5000
  (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                 Copies to:
                            Joel S. Hoffman, Esq.
                         Simpson Thacher & Bartlett
                            425 Lexington Avenue
                        New York, New York 10017-3954
                               (212) 455-2000
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
                                                       CALCULATION OF REGISTRATION FEE

                                                                             Proposed         Proposed
                                                                             Maximum          Maximum
                                                                             Offering        Aggregate          Amount of
        Title of Securities                              Amount to be       Price Per         Offering        Registration
          to be Registered                                Registered          Share            Price              Fee
Common Stock, $0.01 par value per share(s) . . . . .       3,000,000        $28.8125(b)     $86,437,500(b)     $24,029.63(b)

(a) Includes Preferred Share Purchase Rights which, prior to the occurrence of certain events will not be exercisable or evidenced separately from the Common Stock.
(b) Pursuant to Rules 457(h)(1) and 457(c) under the Securities Act of 1933, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of registration fee have been computed on the basis of the average of the high and low prices of the Common Stock reported on the New York Stock Exchange Composite Tape on
     December 3, 1998.

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                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference
     The  following documents filed  by The Dun  & Bradstreet Corporation (the
"Company" or the  "Registrant") with  the Securities  and Exchange  Commission
(the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

        (a)  The   Company's  Registration  Statement  on  Form  10/A-2  filed pursuant to  the Exchange Act (file no. 1-14037) on June 18, 1998
             (the "Form 10/A-2 Registration Statement").
        (b)  The description of the  Company's capital stock contained  in the
             Form 10/A-2 Registration Statement.

        (c) The description of the Company's Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed on June 18, 1998.

        (d)  The Company's Quarterly  Reports on Form 10-Q as filed  on August
14, 1998 and as filed on October 27, 1998.

     All  documents filed by the Company pursuant  to Section 13(a), 13(c), 14 and 15(d) of the  Exchange Act after the  date of this Registration  Statement and prior  to the  filing of a  post-effective amendment to  this Registration
Statement  indicating that  all  securities offered  have  been sold  or which deregisters  all securities  then  remaining  unsold, shall  be  deemed to  be incorporated  by reference  into this  Registration Statement  and to  be part hereof from the  date of filing of such documents.  Any statement contained in a  document  incorporated or  deemed  to be  incorporated by  reference herein
shall  be  deemed  to  be   modified  or  superseded  for  purposes   of  this
Registration Statement to the extent  that a statement contained herein or  in any  subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any  such statement so modified or  superseded shall  not  be deemed,  except as  so  modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

     Not required.

Item 5. Interests of Named Experts and Counsel

     None.

Item 6. Indemnification of Directors and Officers

     Section 145 of the General Corporation Law of  the State of Delaware (the
"Delaware  Law") empowers a Delaware corporation to  indemnify any persons who



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are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or wasserving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (includiually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was unlawful. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

     The Company's Certificate of Incorporation provides that the Company shall indemnify directors and officers made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including appeals, to the fullest extent permitted by the laws of the State of Delaware. Such indemnification shall continue after an individual ceases to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The Company's Certificate of Incorporation also provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended.

     The indemnification rights conferred by the Certificate of Incorporation of the Company are not exclusive of any other right to which a person seeking indemnification may otherwise be entitled. The Company may also provide liability insurance for the directors and officers for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers.

Item 7. Exemption from Registration Claimed

     Not applicable.

Item 8. Exhibits

     The following exhibits are filed as part of this Registration Statement:






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             4.1          Restated Certificate of Incorporation of
                          the Company, as amended, effective June
                          30, 1998 (incorporated herein by
                          reference to Exhibit 3.1 to the August
                          14, 1998 Form 10-Q).
             4.2          By-Laws of the Company (incorporated
                          herein by reference to Exhibit 3.2 to the
                          Form 10/A-2 Registration Statement).
             4.3          The Rights Agreement, dated as of June 3,
                          1998, between the Company and First
                          Chicago Trust Company of New York
                          (incorporated herein by reference to
                          Exhibit 1 to the Company's Registration
                          Statement on Form 8-A filed on June 18,
                          1998).
             5            Opinion of Simpson Thacher & Bartlett.
             23.1         Consent of PricewaterhouseCoopers LLP.
             23.2         Consent of Simpson Thacher & Bartlett
                          (included in Exhibit 5).
             24           Power of Attorney.

Item 9. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

    (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (except to the extent the information required to be included by clauses (i) or (ii) is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference into this Registration Statement);

   (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purposes of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.




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(3)   To remove from registration by means of a  post-effective amendment any of the securities being registered which  remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration
Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



























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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey, on this 2nd day of November, 1998.

                                  THE DUN & BRADSTREET CORPORATION
                                            (Registrant)

                                     /s/  Nancy L. Henry
                                  By-------------------------------------
                                     Nancy L. Henry
                                     Senior Vice President
                                     and Chief Legal Counsel






     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


         Signature                      Title                    Date
         ---------                      -----                    ----
/s/    Volney Taylor
-------------------------     Chairman, Chief Executive    December 2, 1998
       Volney Taylor          Officer and Director
                              (principal executive
                              officer)

/s/ Frank S. Sowinski
-------------------------     Senior Vice President and    December 2, 1998
    Frank S. Sowinski         Chief Financial Officer
                              (principal financial
                              officer)

/s/Chester J. Geveda, Jr.
-------------------------     Vice President and           December 2, 1998
  Chester J. Geveda, Jr.      Controller (principal
                              accounting officer)

*     Hall Adams, Jr.
-------------------------     Director                     December 2, 1998
      Hall Adams, Jr.


*Clifford L. Alexander, Jr.
-------------------------     Director                     December 2, 1998
Clifford L. Alexander, Jr.



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*  Mary Johnston Evans
------------------------      Director                     December 2, 1998
   Mary Johnston Evans


*  Robert R. Glauber
------------------------      Director                     December 2, 1998
   Robert R. Glauber


*  Ronald L. Kuehn, Jr.
------------------------      Director                     December 2, 1998
   Ronald L. Kuehn, Jr.

*  Robert J. Lanigan
------------------------      Director                     December 2, 1998
   Robert J. Lanigan


*  Vernon R. Loucks Jr.
------------------------      Director                     December 2, 1998
   Vernon R. Loucks Jr.


* Henry A. McKinnell, Jr.
------------------------     Director                     December 2, 1998
  Henry A. McKinnell, Jr.

*  Michael R. Quinlan
------------------------     Director                     December 2, 1998
   Michael R. Quinlan

/s/  Nancy L. Henry
By----------------------                                  December 2, 1998
     Attorney-in-Fact
























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                               INDEX TO EXHIBITS

Exhibit
Number                          Description

4.1        Restated Certificate of Incorporation of the
           Company, as amended effective June 30, 1998
           (incorporated herein by reference to Exhibit 3.1 to the August 14, 1998 Form 10-Q).


4.2 By-Laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Form 10/A-2
           Registration Statement).


4.3 The Rights Agreement, dated as of June 3, 1998, between the Company and First Chicago Trust Company of New York (incorporated herein by reference to Exhibit 1 to the Company's Registration Statement on
           Form 8-A filed on June 18, 1998).


5          Opinion of Simpson Thacher & Bartlett.

23.1       Consent of PricewaterhouseCoopers LLP.


23.2       Consent of Simpson Thacher & Bartlett (included in
           Exhibit 5).

24         Power of Attorney.